Exhibit 10.17

SETTLEMENT AGREEMENT AND RELEASE OF CLAIMS

This Settlement Agreement and Release of Claims (“AGREEMENT”), made and entered into as of the day and date set forth below, by TINA BARTLEY, CATHY MAJORIS and MEGAN SWAIN, individually and as Co-Administratrices of the Estate of Steven M. Swain, (“RELEASORS”) to and in favor of BLACKROCK CAPITAL INVESTMENT CORPORATION, f/k/a BLACKROCK KELSO CAPITAL CORPORATION, AND 52ND STREET ADVISORS, LLC, f/k/a BLACKROCK KELSO CAPITAL ADVISORS, LLC (collectively, “BLACKROCK”), witnesseth that:

RECITALS

WHEREAS, RELASORS are plaintiffs in a lawsuit styled, “RICHARD T. SWAIN, et al., Plaintiffs, v. AL SOLUTIONS, INC., et al, Defendants,” Hancock County, West Virginia Civil Action No. 11-C-90W (the “LITIGATION”) consolidated with “JERRY FISH, et al, Plaintiffs, v. AL SOLUTIONS, INC., et al, Defendants,” Hancock County, West Virginia Civil Action No. 11-C-88W (collectively the “CONSOLIDATED LITIGATION”), alleging, among other things, wrongful death claims against BLACKROCK as a result of an accident which took place on December 9, 2010;

WHEREAS, RELEASORS and BLACKROCK desire to resolve any and all matters and claims arising out of the LITIGATION as between them;

NOW THEREFORE, in consideration of the promises, payments and covenants herein set forth, and for other good and valuable consideration, the adequacy and sufficiency of which are acknowledged by all parties, the parties hereby agree as follows:

AGREEMENT

1.	Conditions

The terms of this AGREEMENT are contingent on the court approving, to the extent required, all of the settlements reached between BLACKROCK and the plaintiffs in the CONSOLIDATED LITIGATION, and dismissal of RELEASORS’ claims in the LITIGATION with prejudice.

2.	Payment

Within ten business days after the condition set forth in Paragraph 1 is met and this AGREEMENT is signed, BLACKROCK shall cause to be paid the sum of SIX MILLION EIGHT HUNDRED EIGHTY THOUSAND Dollars ($6,880,000.00), made payable as directed in Addendum No. 1. RELEASORS shall be responsible for the payment of any liens or charges against this payment.

3.	Release

RELEASORS, for themselves and for their heirs, executors, administrators, personal representatives, insurers, successors and assigns, and for the Estate of Steven M. Swain, do hereby fully and unconditionally release, acquit and forever discharge BLACKROCK CAPITAL INVESTMENT CORPORATION, 52ND STREET ADVISORS, LLC, and any parents, subsidiaries, divisions, affiliates, successors, predecessors, assignees, agents, directors, officers, employees, attorneys, accountants, and any other persons, firms, or entities in any way related to BLACKROCK (collectively, “the BlackRock Entities”), jointly and severally, from any and all civil and/or administrative actions, causes of action, proceedings, claims, demands, wrongful death claims, rights, costs, loss of services, expenses, and compensation of any kind or nature whatsoever, howsoever arising, known or unknown, suspected or unsuspected, disclosed or undisclosed, absolute or contingent, whether asserted in the LITIGATION or otherwise, that RELEASORS now have, may have or ever had, or may at any time in the future have, against the BlackRock Entities, arising from or in any way related to the incident of December 9, 2010 that is the subject of the LITIGATION. The payment provided for in Paragraph 2 of this AGREEMENT is accepted in full satisfaction, extinguishment and bar of all such causes of action and claims against the BlackRock Entities arising from or relating to the incident of December 9, 2010, including the claims and causes of action that are the subject of the LITIGATION.

4.	Non-Admission

It is expressly understood and agreed that this AGREEMENT represents a compromise of disputed claims. The payment and other considerations set forth herein, including the mutual promises and agreements, do not constitute and are not to be construed as an admission of liability, responsibility or fault by BLACKROCK. BLACKROCK denies any and all negligence, liability, responsibility, or fault in connection with the claimed personal injury or otherwise.

5.	Representations and Warranties

A.    RELEASORS represent and warrant that no promise or inducement has been offered except as herein set forth; that this AGREEMENT is executed without reliance upon any statement or representation by the persons or parties released or their representatives concerning the nature and extent of the injuries and/or damages and/or legal liability therefor.

B.    RELEASORS represent and warrant that they are of legal age, legally competent, and authorized to execute this AGREEMENT.

C.    RELEASORS represent and warrant that they are the sole owners of the claims for damages allegedly suffered as a result of the events which are the subject matter of the LITIGATION.

D.    RELEASORS represent and warrant that all medical, hospital and other expenses arising out of the aforementioned accident, injury or event have been paid or will be paid.

E.    RELEASORS represent and warrant that any and all liens will be satisfied out of the payment provided for in this AGREEMENT.

F.    RELEASORS represent and warrant that no person, firm or corporation other than RELEASORS and their attorneys of record, has any right to share in the payment provided for in this AGREEMENT except as may be provided by the Court upon approval of the wrongful death claims asserted by RELEASORS.

G.    RELEASORS represent and warrant that no other person, firm, or entity has the right to proceed by way of subrogation or otherwise against the parties hereby released.

H.    RELEASORS represent and acknowledge that the terms of this AGREEMENT have been explained to them by their counsel of record.

The warranties and recitals contained herein are intended to be covenants of the parties, are a material part of this agreement, and are intended to be binding on the parties.

6.	Taxation

The parties acknowledge that BLACKROCK has made no representations regarding state or federal taxation of any of the amounts provided for in this AGREEMENT, including Addendum No. 1. The parties are relying solely on their own advisors for assistance with issues of taxation. In the event that a question should arise about the taxability of any portion of this settlement amount, each party shall be responsible for paying its own tax obligations, as well as any penalties, fines, attorneys’ fees, accountants’ fees, or any other such costs, if any, that are incurred in the resolution of any question of taxability.

7.	Confidentiality

From the date of the execution of this Agreement, RELEASORS agree that the amount, terms, and conditions of the settlement with BLACKROCK are confidential except:

a)	as may be necessary to seek and obtain Court approval of any settlement pursuant to W.Va. Code § 55-7-7, et seq. and W.Va. Code § 44-10-14 and including disclosure to potential beneficiaries;

b)	to RELEASORS’ immediate family, their attorneys, tax preparers, financial advisors, governmental agencies and/or courts of law each of whom shall be informed of this confidentiality obligation and of his/her obligation to abide by it;

c)	in response to a Court Order, directive or request as may otherwise be required by law;

d)	to enforce the terms of this Agreement,

e)	to local, state or federal taxing authorities, state or federal security regulatory authorities, lenders or auditors of counsel to the parties upon their request;

f)	in any court proceeding in which RELEASORS’ financial status/rights is/are at issue and it is necessary for RELEASORS to enforce and/or defend against any claims, rights and/or positions they may have against parties other than BLACKROCK; or

g)	to the extent disclosure is specifically consented to by both RELEASORS and BLACKROCK;

From the date of the execution of this Agreement, counsel for RELEASORS shall not be permitted to identify BLACKROCK in any promotional or marketing material or disclose the specific amounts paid by each defendant. Counsel for RELEASORS shall be permitted to discuss the global resolution, including the total amount of the global settlement, of the LITIGATION and CONSOLIDATED LITIGATION but if asked specifically about BLACKROCK and/or the settlement with BLACKROCK, counsel shall only be permitted to state: “All matters with BLACKROCK have been resolved and I/we are not permitted to speak about the specifics of the settlement under the terms and conditions of the settlement agreement.”

8.	Successors in Interest

This AGREEMENT is binding upon and shall inure to the benefit of the parties and their respective successors, assigns, heirs, and representatives.

9.	Construction of Agreement

The wording of this AGREEMENT was prepared, reviewed and accepted by the parties and their counsel prior to its execution. No party shall be entitled to have any wording of this AGREEMENT construed against any other party in the event of any dispute arising between them in connection with it.

10.	Entire Agreement

This AGREEMENT, and the stipulation for dismissal herein provided for, constitute the sole, entire, and complete agreement of the parties relating in any way to the subject matter hereof. No other statements, promises, or representations have been made by any party to the other or relied upon, and no consideration has been or is offered, expected, or held out other than as may be expressly provided herein. All prior discussions and negotiations have been and are merged and integrated into, and are superseded, by this AGREEMENT.

11.	Execution in Counterpart

This AGREEMENT may be executed in counterpart, and each is effective as an original.

IN WITNESS WHEREOF, this AGREEMENT has been signed by the RELEASORS as shown below.

/s/ Tina Bartley
TINA BARTLEY, individually and as Co- Administratratrices of the Estate of Steven M. Swain

Taken, sworn to and subscribed before me, this 22nd day of November, 2016.

/s/ Katie Sims
Notary Public

My Commission Expires: July 12, 2021

/s/ Cathy Majoris
CATHY MAJORIS, individually and as Co-
Administratratrices of the Estate of Steven M. Swain

Taken, sworn to and subscribed before me, this 23rd day of November, 2016.

/s/ Katie Sims
Notary Public

My Commission Expires: July 12, 2021

/s/ Megan Swain
MEGAN SWAIN, individually and as Co- Administratratrix of the Estate of Steven M. Swain

Taken, sworn to and subscribed before me, this 23rd day of November, 2016.

/s/ Katie Sims
Notary Public

My Commission Expires: July 12, 2021

BLACKROCK CAPITAL INVESTMENT CORPORATION, f/k/a BLACKROCK KELSO CAPITAL CORPORATION and 52ND STREET ADVISORS, LLC, f/k/a BLACKROCK KELSO CAPITAL ADVISORS, LLC

By:	/s/ Donna Milia

Taken, sworn to and subscribed before me, this 22nd day of November, 2016.

/s/ Nancy Rogan
Notary Public

My Commission Expires: December 27, 2017

Addendum No. 1

This Addendum No. 1 (“Addendum”) is entered into by the above-referenced parties and is hereby incorporated into the Settlement Agreement and Release of Claims signed in this matter.

Payments

The total consideration set forth in both Settlement Agreement and Release of Claims, specifically SIX MILLION EIGHT HUNDRED EIGHTY THOUSAND DOLLARS ($6,880,000.00), shall be paid as set forth below:

A. Payments due at the time of settlement as follows:

$4,150,420.30 up-front cash, inclusive of attorney fees and expenses

B(1). $969,789.85 of the above-referenced consideration shall be used to fund the following Periodic Payments to Brianna Swain, to be paid by the appropriate Assignee as per the Consent to Qualified Assignment and the Right to Purchase an Annuity paragraphs below:

$15,000.00, annually, guaranteed for five (5) years only, beginning August 5, 2022.

$1,000.00, monthly, guaranteed for sixty (60) months only, beginning August 5, 2022.

$2,500.00, monthly, guaranteed for two hundred four (204) months only, beginning August 5, 2027.

$2,085.00, monthly, guaranteed for four hundred eighty (480) months and continuing for life, beginning August 5, 2039.

$35,000.00 guaranteed lump sum beginning August 5, 2027.

$100,000.00 guaranteed lump sum beginning August 5, 2029.

$100,000.00 guaranteed lump sum beginning August 5, 2034.

$100,000.00 guaranteed lump sum beginning August 5, 2039.

$100,000.00 guaranteed lump sum beginning August 5, 2044.

$100,000.00 guaranteed lump sum beginning August 5, 2049.

$100,000.00 guaranteed lump sum beginning August 5, 2054.

B(2). $969,789.85 of the above-referenced consideration shall be used to fund the following Periodic Payments to Hannah Swain, to be paid by the appropriate Assignee as per the Consent to Qualified Assignment and the Right to Purchase an Annuity paragraphs below:

$750.00, monthly, guaranteed for sixty (60) months only, beginning February 16, 2029.

$1,500.00, monthly, guaranteed for two hundred four (204) months only, beginning February 16, 2034.

$5,383.00, monthly, guaranteed for four hundred eighty (480) months and continuing for life, beginning February 16, 2046.

$35,000.00 guaranteed lump sum beginning February 16, 2034.

$100,000.00 guaranteed lump sum beginning February 16, 2036.

$100,000.00 guaranteed lump sum beginning February 16, 2041.

$100,000.00 guaranteed lump sum beginning February 16, 2046.

$100,000.00 guaranteed lump sum beginning February 16, 2051.

$100,000.00 guaranteed lump sum beginning February 16, 2056.

$100,000.00 guaranteed lump sum beginning February 16, 2061.

B(3). $790,000.00 of the above-referenced consideration shall be used to fund the following Periodic Payments to Megan Swain, to be paid by the appropriate Assignee as per the Consent to Qualified Assignment and the Right to Purchase an Annuity paragraphs below:

$2,467.00, monthly, guaranteed for three hundred sixty (360) months and continuing for life, beginning March 1, 2017.

$10,000.00 guaranteed lump sum payable April 24, 2018.

$10,000.00 guaranteed lump sum payable April 24, 2023.

$10,000.00 guaranteed lump sum payable April 24, 2028.

$10,000.00 guaranteed lump sum payable April 24, 2033.

$10,000.00 guaranteed lump sum payable April 24, 2038.

$10,000.00 guaranteed lump sum payable April 24, 2043.

Brianna Swain, Hannah Swain, and Megan Swain may each hereinafter be referred to as a “Payee.” All periodic payments listed in Sections B(1), B(2), and B(3) above shall be referred to as the “Periodic Payments.”

All sums set forth herein constitute damages on account of personal physical injuries or physical sickness, within the meaning of Section 104(a)(2) of the Internal Revenue Code of 1986, as amended.

Any Periodic Payments to be made after the death of any Payee pursuant to the terms of this Addendum shall be made to the Estate of said Payee or to such person or entity as shall be designated in writing to the appropriate Assignee, upon Payee’s attaining the age of majority. If no person or entity is so designated by Payee, or if the person designated is not living at the time of said Payee’s death, such payments shall be made to the Estate of said Payee. No such designation, nor any revocation thereof, shall be effective unless it is in writing and delivered to the Assignee. The designation must be in a form acceptable the Assignee before such payments are made.

Rights to Payments

RELEASORS acknowledge that the Periodic Payments cannot be accelerated, deferred, increased or decreased by the RELEASORS or any Payee; nor shall the RELEASORS or any Payee have the power to sell, mortgage, encumber, or anticipate the Periodic Payments, or any part thereof, by assignment or otherwise.

Consent to Qualified Assignment

RELEASORS acknowledge and agree that BLACKROCK will make a “qualified assignment” within the meaning of Section 130(c) of the Internal Revenue Code of 1986, as amended, of BLACKROCK’s liability to make the Periodic Payments set forth above to BHG Structured Settlements, Inc. (BHGSS) (“the Assignee”). The Assignee’s obligation for payment of the Periodic Payments shall be no greater than that of BLACKROCK (whether by judgment or agreement) immediately preceding the assignment of the Periodic Payments obligation.

Any such assignments shall be accepted by the RELEASORS without right of rejection and shall completely release and discharge BLACKROCK from the Periodic Payments obligation assigned to the Assignee. The RELEASORS recognize that the Assignee shall be the sole obligor with respect to the Periodic Payments obligation, and that all other releases with respect to the Periodic Payments obligation that pertain to the liability of BLACKROCK shall thereupon become final, irrevocable and absolute.

Right to Purchase an Annuity

The Assignee reserves the right to fund the liability to make the Periodic Payments set forth above through the purchase of annuity policies from the Berkshire Hathaway Life Insurance Company of Nebraska (an “Annuity Issuer”). The Assignee shall be the sole owners of the annuity policies and shall have all rights of ownership. The Assignee may have the Annuity Issuer mail payments directly to the Payees. The Payees shall each be responsible for maintaining a current mailing address with the Annuity Issuer.

Discharge of Obligation

The obligation of the Assignee to make each Periodic Payment shall be discharged upon the mailing of a valid check in the amount of such payment to the designated address of the Payees, or the deposit by electronic funds transfer in the amount of such payment to an account designated by the Payees.

This Addendum shall become effective immediately following execution of the Settlement Agreement and Release of Claims.